UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2020

SOUTHWEST GEORGIA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	001-12053	58-1392259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 First Street, S.E.

Moultrie, Georgia 31768

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (229) 985-1120

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	SGB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective April 3, 2020, Southwest Georgia Financial Corporation, a Georgia corporation (“SGB”) completed its previously-announced merger (the “Merger”) with The First Bancshares, Inc., a Mississippi corporation (“First Bancshares”) pursuant to that certain Agreement and Plan of Merger by and between First Bancshares and SGB, dated as December 18, 2019 (the “Merger Agreement”). At the closing, SGB merged with and into First Bancshares, with First Bancshares as the surviving corporation. Following the Merger, SGB’s wholly-owned subsidiary bank, Southwest Georgia Bank, merged with and into First Bancshares’ wholly-owned subsidiary bank, The First, A National Banking Association (“The First”), with The First as the surviving bank and continuing its corporate existence under the name “The First, A National Banking Association” (the “Bank Merger”, and together with the Merger, the “Mergers”).

Pursuant to the Merger Agreement, each share of SGB common stock outstanding immediately prior to the Merger was converted into the right to receive one (1.00) share of First Bancshares common stock. Each share of SGB common stock subject to vesting restrictions granted under any equity plan of SGB (each a “SGB Restricted Share”) outstanding immediately prior to the Merger was automatically converted into one (1.00) restricted share of First Bancshares’s common stock with the same vesting restrictions as were applicable to the SGB Restricted Share prior to the Merger. Each outstanding share of First Bancshares common stock remained outstanding and was unaffected by the Mergers.

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 to Southwest Georgia Financial Corporation’s Current Report on Form 8-K filed on December 18, 2019.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 2, 2020, SGB notified the NYSE American LLC (“NYSE American”) that the transaction would close effective April 3, 2020, and requested that the NYSE American (i) suspend trading of the SGB common stock on the NYSE American effective as of April 3, 2020, (ii) withdraw the SGB common stock from listing on the NYSE American and (iii) file with the Commission a notification of delisting of the SGB common stock under Section 12(b) of the Exchange Act of 1934, as amended (the “Exchange Act”).

Additionally, First Bancshares, as successor to SGB, intends to file with the Commission certifications on Form 15 under the Exchange Act requesting the termination of the registration of the SGB common stock under Section 12(g) of the Exchange Act and the suspension of SGB’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act as promptly as practicable.

The information set forth under Item 2.01 of this report is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

As of the effective time of the Merger, shareholders of SGB common stock immediately prior to the completion of the Merger ceased to have any rights as shareholders of SGB other than the right to receive the merger consideration in accordance with the Merger Agreement.

The information set forth in Item 2.01, Item 3.01 and Item 5.03 of this report is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01 and Item 5.02 of this report is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2020, effective upon the consummation of the Merger, the members of the board of directors of SGB resigned.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of the effective time of the Merger, SGB’s Amended and Restated Articles of Incorporation and SGB’s Bylaws, as amended, ceased to be in effect by operation of law. First Bancshares’ Amended and Restated Articles of Incorporation and Amended and Restated Bylaws in effect immediately prior to the Merger are the articles of incorporation and bylaws of First Bancshares (as the surviving entity in the Merger).

The information set forth in Item 2.01 of this report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 18, 2019, by and between The First Bancshares, Inc. and Southwest Georgia Financial Corporation (incorporated by reference to Exhibit 2.1 to Southwest Georgia Financial Corporation’s Current Report on Form 8-K filed on December 18, 2019)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST BANCSHARES, INC. (as successor to Southwest Georgia Financial Corporation)

Dated: April 3, 2020	By:	/s/ Donna T. (Dee Dee) Lowery
	Name:	Donna T. (Dee Dee) Lowery
	Title:	Chief Financial Officer